SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                         LIQUID FINANCIAL ENGINES, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


               Florida                              26-3439890
               -------                              ----------
       (State of incorporation                    (IRS Employer
           or organization)                     Identification No.)


         Level 8, 580 Kilda Road
     Melbourne, Victoria, Australia                    3004
     ------------------------------                    ----
    (Address of principal executive                 (Zip Code)
                offices)


       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                Name of each exchange on which
      to be so registered:               each class is to be registered:
      --------------------               -------------------------------

              None                                     None

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

 Securities Act registration statement file number to which this form relates:

                              ____________________

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share

Item 1. Description of Registrant's Securities to be Registered.

     Incorporated by reference from Registrant's Form S-1/A filed on January 28, 2009 (File No. 333-156056), as amended from time to time.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        LIQUID FINANCIAL ENGINES, INC.


                                        By:   /s/ Peter Lee
                                           -------------------------------------
                                              Peter Lee, Chief Financial Officer

Date: December 31, 2009